AMENDMENT NUMBER 1 TO AGREEMENT OF PURCHASE AND SALE



          THIS AMENDMENT NUMBER 1 TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made and entered into as of the 28th day of May, 1993, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation ("Purchaser"), and THE RECORD SHOP, INC., a Minnesota corporation ("Seller"), with reference to the following facts:

     A.   Purchaser and Seller have entered into that certain
Agreement of Purchase and Sale dated May 10, 1993 (the "Purchase
Agreement").

     B. Purchaser and Seller desire that the Purchase Agreement be amended as hereinafter set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Amendment to Purchase Agreement.  Section 13.10 of the
Purchase Agreement is hereby amended to read in its entirety as follows:

     "13.10    Exhibits and Schedules.  Promptly following the
execution of this Agreement, (i) Purchaser and Seller shall negotiate in good faith all of the documents to be attached hereto as Exhibits and Schedules 2.2 and 4.7, (ii) Seller shall provide to Purchaser all of the Schedules other than Schedules 2.2, 4.7 and 6.2 ("Seller's Schedules"), and (iii) Purchaser shall provide to Seller Schedule 6.2 ("Purchaser's Schedule"). Following negotiation of the Exhibits and Schedules 2.2 and 4.7 and delivery of Seller's Schedules and Purchaser's Schedule, Purchaser and Seller shall execute an amendment to this Agreement incorporating said Exhibits and Schedules herein. In the event that the said amendment is not executed and delivered on or prior to June 4, 1993 due to the fact that the Exhibits have not been completed or Seller has failed to deliver all of Seller's Schedules, Purchaser may terminate this Agreement in its sole discretion. In the event that said amendment is not executed and delivered on or prior to June 4, 1993 due to the fact that the Exhibits have not been completed or Purchaser has failed to deliver Purchaser's Schedule, Seller may terminate this Agreement in its sole discretion. Notwithstanding anything to the contrary contained in this Section 13.10, Seller and Purchaser hereby acknowledge and agree that Schedules 2.2 and 4.7 may be completed at any time prior to the Closing."

     2. Full Force and Effect. Except as expressly amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

     3. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California, without giving effect to that State's conflicts of law rules.

     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which is deemed an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.


PURCHASER:                         SELLER:

WHEREHOUSE ENTERTAINMENT, INC.,    THE RECORD SHOP, INC.
a Delaware corporation             a Minnesota corporation

By:  /s/ Scott Young               By:  /s/ Mary Ann Levitt

     ---------------------              -----------------------
     Scott Young                        Mary Ann Levitt
     Its:  President                    Its: President

By:  /s/ Cathy Wood
     ---------------------
     Cathy Wood
     Its: Secretary







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